EXHIBIT 10.1

Splash Beverage Group, Inc.

1314 E Las Olas Blvd, Suite 221

Fort Lauderdale, Fl, 33301

January 26, 2026

Re: Securities Purchase Agreement dated September 19, 2025

This letter agreement documents our understanding in connection with the Securities Purchase Agreement dated September 19, 2025 (the “Purchase Agreement”) entered into by and between Splash Beverage Group, Inc. (the “Company”) and ________ (the “Investor”) establishing an equity line of credit facility between such parties. The undersigned parties agree that, notwithstanding anything in the Purchase Agreement or the other agreements and documents to the contrary, in lieu of the Commitment Shares (as defined in the Purchase Agreement) which shall include the obligation to issue 0.5% as provided in the Purchase Agreement, the Company shall issue to the Investor a promissory note in the form attached as Exhibit A hereto, in the principal amount equaling the value of the Commitment Shares pursuant to the Purchase Agreement and the provisions and formula set forth therein with respect thereto. The promissory note issued hereunder shall be subordinate in right of payment and mandatory prepayment to the notes issued to the Investor and a third party on September 22, 2025 (the “2025 Notes”). Any prepayments made to the 2025 Note held by the Investor may be allocated by it to the promissory note issued to it on January 26, 2026.

In exchange for the foregoing, the Investor hereby waives any right or claim it has to the Commitment Shares, and all other provisions set forth in the Purchase Agreement to the extent such provisions are inconsistent with this letter agreement.

[Signature page follows]

By signing below, the undersigned parties agree to the foregoing.

Splash Beverage Group, Inc.

By:
William Meissner, President

By:
Name:
Title:

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Exhibit A

Form of Promissory Note

[Attached]

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